Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Silk Road Medical, Inc. of our report dated March 1, 2019, except for the effects of the reverse stock split described in Note 1 as to which the date is March 27, 2019 relating to the financial statements and financial statement schedule which appears in Silk Road Medical, Inc., Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-230045).

/s/ PricewaterhouseCoopers LLP
San Jose, California
April 8, 2019